                                                                    Exhibit 3

                                     BYLAWS

                                       OF

                           THOMAS & BETTS CORPORATION



             As Adopted by the Board of Directors on March 11, 1996

                                       and

                    Amended and Restated on September 3, 1997

                                       and

                      Amended and Restated February 3, 1999



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                                TABLE OF CONTENTS

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                                                                                                             PAGE
                                                                                                             ----
ARTICLE 1 MEETINGS OF SHAREHOLDERS.............................................................................1
   Section 1.  ANNUAL MEETING..................................................................................1
   Section 2.  SPECIAL MEETINGS................................................................................1
   Section 3.  PLACE OF MEETINGS...............................................................................1
   Section 4.  NOTICE OF MEETINGS..............................................................................1
   Section 5.  QUORUM; ADJOURNMENT.............................................................................1
   Section 6.  ORGANIZATION....................................................................................2
   Section 7.  VOTING..........................................................................................2
   Section 8.  SHAREHOLDER LISTS...............................................................................2
   Section 9.  NOTICE OF BUSINESS AND NOMINATIONS..............................................................2
      A.  ANNUAL MEETINGS OF SHAREHOLDERS......................................................................2
      B.  SPECIAL MEETINGS OF SHAREHOLDERS.....................................................................4
      C.  GENERAL..............................................................................................4
   Section 10. INSPECTORS OF ELECTIONS.........................................................................5
ARTICLE 2 BOARD OF DIRECTORS...................................................................................5
   Section 1.  GENERAL POWERS..................................................................................5
   Section 2.  NUMBER, ELECTION AND TERM OF OFFICE.............................................................5
   Section 3.  MEETINGS........................................................................................5
   Section 4.  PLACE OF MEETING................................................................................6
   Section 5.  NOTICE OF MEETINGS..............................................................................6
   Section 6.  QUORUM AND MANNER OF ACTING.....................................................................6
   Section 7.  ORGANIZATION....................................................................................6
   Section 8.  RESIGNATIONS....................................................................................6
   Section 9.  REMOVAL OF DIRECTORS............................................................................6
   Section 10. VACANCIES.......................................................................................7
   Section 11. COMPENSATION....................................................................................7
   Section 12. INCREASING NUMBER OF DIRECTORS..................................................................7
ARTICLE 3 EXECUTIVE AND OTHER COMMITTEES.......................................................................7
   Section 1.  EXECUTIVE COMMITTEE, GENERAL POWERS AND MEMBERSHIP..............................................7
   Section 2.  PROCEDURE.......................................................................................8
   Section 3.  OTHER COMMITTEES................................................................................8
ARTICLE 4 OFFICERS.............................................................................................8
   Section 1.  ELECTION, TERM OF OFFICE AND QUALIFICATIONS.....................................................8
   Section 2.  REMOVAL.........................................................................................8
   Section 3.  RESIGNATIONS....................................................................................8
   Section 4.  VACANCIES.......................................................................................9
   Section 5.  CHAIRMAN OF THE BOARD OF DIRECTORS..............................................................9
   Section 6.  PRESIDENT.......................................................................................9
   Section 7.  CHIEF EXECUTIVE OFFICER.........................................................................9
   Section 8.  SECRETARY AND ASSISTANT SECRETARY...............................................................9

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
   Section 9.  TREASURER......................................................................................10
ARTICLE 5 INDEMNIFICATION OF OFFICERS AND DIRECTORS...........................................................10
   Section 1.  RIGHT TO INDEMNIFICATION.......................................................................10
   Section 2.  RIGHT OF CLAIMANT TO BRING SUIT................................................................11
   Section 3.  NON-EXCLUSIVITY OF RIGHTS; CONTINUATION OF RIGHTS..............................................11
   Section 4.  INSURANCE......................................................................................11
ARTICLE 6 EXECUTION OF INSTRUMENTS, ETC.......................................................................12
   Section 1.  CONTRACTS, ETC., HOW EXECUTED..................................................................12
   Section 2.  DEPOSITS.......................................................................................12
   Section 3.  CHECKS, DRAFTS, ETC............................................................................12
ARTICLE 7 SHARES AND THEIR TRANSFER; SHAREHOLDER RECORDS......................................................12
   Section 1.  CERTIFICATES OF STOCK..........................................................................12
   Section 2.  TRANSFER OF SHARES.............................................................................13
   Section 3.  CLOSING OF TRANSFER BOOKS; RECORD DATE.........................................................13
   Section 4.  LOST AND DESTROYED CERTIFICATES................................................................13
   Section 5.  REGULATIONS....................................................................................13
ARTICLE 8 NOTICE..............................................................................................14
   Section 1.  WAIVER OF NOTICE...............................................................................14
ARTICLE 9 MISCELLANEOUS.......................................................................................14
   Section 1.  FISCAL YEAR....................................................................................14
   Section 2.  SEAL...........................................................................................14
ARTICLE 10 AMENDMENTS.........................................................................................14
   Section 1..................................................................................................14

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                                     BYLAWS

                                    ARTICLE 1

                            MEETINGS OF SHAREHOLDERS

         Section 1. ANNUAL MEETING. The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before said meeting shall be held on a day during the period from April 15 to May 15, or on any other day, and at a time determined by the Board of Directors.

         Section 2. SPECIAL MEETINGS. Except as otherwise required by law, a special meeting of shareholders may be called at any time by the Chairman of the Board of Directors if he or she is an officer of the Corporation or by the President or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have at the time of the adoption of such resolution if there were no vacancies (the "Whole Board") and by no other person or persons.

         Section 3. PLACE OF MEETINGS. All meetings of shareholders shall be held at the principal office of the Corporation in the State of Tennessee, or at other places in or outside of such State as may be designated by the Board of Directors and specified in the notice of meeting.

         Section 4. NOTICE OF MEETINGS. Notice of each meeting stating the purpose or purposes for which the meeting is called and the time when and the place where it is to be held, shall be served upon each shareholder of record entitled to vote at such meeting, either personally or by mailing such notice to him or her or by such other manner as may be permitted by the Tennessee Business Corporations Act, not less than 10 days nor more than two months before the time fixed for such meeting. If mailed, it shall be directed to a shareholder at his or her address as it appears on the shareholder list. Any previously scheduled meeting of the shareholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of shareholders.

         Section 5. QUORUM; ADJOURNMENT. Except as otherwise provided by law or by the Charter, at each meeting of shareholders, the holders of record of a majority of the total number of the shares of capital stock entitled to vote must be present in person or by proxy to constitute a quorum for the transaction of business. Whether or not there is a quorum at any meeting, the shareholders present and entitled to cast a majority of the votes thereat or the Chairman of the meeting may adjourn and readjourn the meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

                                       1

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         Section 6. ORGANIZATION. At every meeting of the shareholders, the Chairman of the Board of Directors, or, in his or her absence, the President, or, in his or her absence, a Vice President designated by the President or, in the absence of such designation, a chairman designated by the Board of Directors, shall act as Chairman. The Secretary or the Assistant Secretary or such officer of the Corporation designated by the chairman shall act as secretary of each meeting of the shareholders.

         Section 7. VOTING. Each shareholder of record present shall be entitled at each meeting of shareholders to such number of votes as shall be prescribed by the Charter for the shares of capital stock recorded in his or her name in the shareholder records of the Corporation:

                        (a) at the record date fixed as provided in Section 3 of Article 7, or

                        (b) if no such record date shall have been fixed, then at the close of business on the eleventh day before the day of such meeting.

                  The voting at any meeting of shareholders need not be by ballot, unless specifically required by law or requested by a qualified voter present in person or by proxy.

                  Except to the extent permitted under the Tennessee Business Corporation Act, shares of the Corporation's capital stock shall not be entitled to vote if such shares are owned, directly or indirectly, by another corporation of which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of such corporation. Notwithstanding, the foregoing shall not limit the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

         Section 8. SHAREHOLDER LISTS. The Transfer Agent or the
Secretary, or such other officer as may be designated by the Board of Directors, shall make a full, true and complete list, in alphabetical order, of all shareholders entitled to vote at each annual or special meeting of shareholders, and the address and the number of shares of capital stock held by each. The Board of Directors shall produce such list at the time and place of the meeting, to remain there during the meeting. Such list shall be the only evidence as to who are the shareholders entitled to vote at the meeting.

         Section 9. NOTICE OF BUSINESS AND NOMINATIONS.

                  A. ANNUAL MEETINGS OF SHAREHOLDERS.

                           [1] Nominations of persons for election to the Board of Directors of the Corporation and any proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (a) pursuant to the Corporation's notice of meeting,
         (b) by or at the direction of the Board of

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         Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section.

                           [2] For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause
         (c) of paragraph (A) (1) of this Section, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

                  Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as such name and address appear in the Corporation's shareholder records, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

                           [3] Notwithstanding anything in the second sentence of paragraph (A) (2) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 120 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered

                                       3

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         to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                  B. SPECIAL MEETINGS OF SHAREHOLDERS. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the notice of meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by paragraph (A) (2) of this Section shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

                  C. GENERAL.

                  [1] Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal or nomination shall be disregarded.

                           [2] For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 (d) of the Exchange Act.

                           [3] Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of shareholders

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         to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Section 10. INSPECTORS OF ELECTIONS; OPENING AND CLOSING THE
POLLS. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath or affirmation faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

                                    ARTICLE 2

                               BOARD OF DIRECTORS

         Section 1. GENERAL POWERS. The business of the Corporation, except as otherwise expressly provided by law or by the Charter, shall be managed by the Board of Directors.

         Section 2. NUMBER, ELECTION AND TERM OF OFFICE. A Board of
Directors of not less than seven nor more than fifteen members as may be determined by the Board of Directors at a meeting held prior to the annual meeting shall be elected at the annual meeting of shareholders. The number of directors to be elected shall be stated in the notice of the meeting. Subject to such limitation, the persons receiving the greatest number of votes shall be the directors and they shall hold office until the next annual meeting and until their successors shall have been elected and qualified, or until death, resignation, disqualification or removal. Each director shall within one month's time of his or her election and so long as he or she shall continue to be a director, be a bona fide holder of at least one share of the Common Stock of the Corporation.

         Section 3. MEETINGS. The Board of Directors shall hold regular meetings on such days and at such hours as may be fixed by the Board of Directors from time to time, except that a regular meeting shall be held as soon as practicable after the adjournment of the annual meeting of the shareholders at which such Board of Directors shall have been elected, for the purpose of organization, the election of officers and the transaction of such other business as may properly come before the meeting.

                  Special meetings shall be held whenever called by the Chairman of the Board of Directors or by the President or any two directors.

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         Section 4. PLACE OF MEETING. Meetings of the Board of Directors
shall be held at the principal office of the Corporation or at such other place as the Board of Directors may from time to time determine.

         Section 5. NOTICE OF MEETINGS. Notice need not be given for regular Board of Directors meetings, the dates, times, and places of which have been fixed by the Board of Directors in advance for the calendar year. Notice of a special meeting or of a change in the date, time, or place of holding a regular Board of Directors meeting shall be communicated (i) in writing to each director at the director's residence or usual place of business, or at such other address as the director may have designated in a written request filed with the Secretary, at least two days before the day on which the meeting is to be held, or (ii) orally, in person or by telephone, at least 24 hours before the time at which the meeting is to be held. Notice of any meeting of the Board of Directors may be waived in writing by any director either before or after the time of such meeting; and at any meeting at which every director shall be present, even though without any notice, any business may be transacted.

         Section 6. QUORUM AND MANNER OF ACTING. A majority of the total number of directors shall be present in person or by telephone at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business thereat. Whether or not there is a quorum at any meeting, a majority of the directors who are present may adjourn and readjourn any meeting from time to time to a day and hour certain.

         Section 7. ORGANIZATION. At every meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, the President, or, in his or her absence, a chairman chosen by a majority of the directors present, shall preside. The Secretary of the Corporation shall act as secretary of the meetings of the Board of Directors. At any meeting of the Board of Directors, in the absence of the Secretary, the chairman of such meeting shall appoint a person to act as secretary of the meeting.

         Section 8. RESIGNATIONS. Any director may resign at any time by giving written notice to the Chairman of the Board of Directors or to the President or to the Secretary of the Corporation or to the Board of Directors. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 9. REMOVAL OF DIRECTORS. Any director may be removed, either with or without cause, at any time, by the affirmative vote of at least 50% of the total number of votes entitled to be cast at a special meeting of shareholders called for that purpose. Any director may be removed for cause, at any time, by a majority vote of the entire Board of Directors at a meeting called for that purpose, the notice of meeting for which states that a purpose of the meeting is the removal of a director.

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         Section 10. VACANCIES. Any vacancy in the Board of Directors arising at any time and for any cause, may be filled by the vote of a majority of the directors remaining in office. Any vacancy not filled by the Board of Directors may be filled by the shareholders at an annual meeting or at a special meeting of shareholders called for that purpose.

         Section 11. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, shall have the authority to establish reasonable compensation, including reimbursement of expenses, of directors for services to the Corporation as directors, officers or otherwise. Nothing herein contained shall be construed to preclude any director from serving in any other capacity or receiving compensation for such service.

         Section 12. INCREASING NUMBER OF DIRECTORS. The Board of
Directors shall have power at any time when the shareholders as such are not assembled in a meeting, regular or special, to increase the number of directors elected by the shareholders and forthwith to fill such position or positions by the election of one or more directors, to hold office until the next annual meeting of shareholders, and until his, her or their successor or successors are elected and qualified.

                                    ARTICLE 3

                         EXECUTIVE AND OTHER COMMITTEES

         Section 1. EXECUTIVE COMMITTEE, GENERAL POWERS AND MEMBERSHIP.
From time to time, the Board of Directors may, by a majority of the Whole Board, appoint from its members an Executive Committee consisting of at least three members of the Board of Directors, a majority of whom shall not be employees of the Corporation, and the Committee shall meet at the call of the Chairman, or, in the absence of the Chairman, at the call of any member of such committee, to act for the Board of Directors, to the extent permitted by law, in any situation in which action of the Board of Directors is required and it is not practicable to have a meeting of the Board of Directors. The Executive Committee shall have and may exercise all the powers of the Board of Directors except the power to authorize or approve distributions or reacquisition of shares, except according to a formula or method prescribed by the Board of Directors, the power to appoint or remove a member of the Executive Committee or other committee, the power to fill vacancies in the Board of Directors, the power to remove an officer appointed by the Board of Directors, the power to amend or repeal these Bylaws and the power to authorize or approve the issuance or sale or contract for sale of shares, or to determine the designation and relative rights, preferences, and limitations of a class or series of shares, except as authorized by the Board of Directors within limits specifically prescribed by the Board of Directors. All actions of the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action and, insofar as the rights of third parties shall not be affected thereby, shall be subject to revision and alteration by the Board of Directors.

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                  All members of the Board of Directors not appointed to the
Executive Committee may be authorized by appropriate action of the Board of Directors to attend the meetings of the Executive Committee as observers but without any right to vote at such meetings and shall be entitled to receive such fees as shall be fixed by the Board of Directors.

         Section 2. PROCEDURE. The Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors. The presence in person or by telephone of a majority shall be necessary to constitute a quorum and in every case the affirmative vote of a majority of all members of the committee shall be necessary.

         Section 3. OTHER COMMITTEES. From time to time, the Board of Directors, by resolution adopted by a majority vote of the Whole Board, may appoint any other committee or committees for any purpose or purposes with such powers as shall be specified in the resolution of appointment and permitted by law.

                                    ARTICLE 4

                                    OFFICERS

         Section 1. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The
Board of Directors shall elect a President, a Secretary and a Treasurer and it may elect a Chairman of the Board of Directors, who may or may not be designated an officer of the Corporation, one or more Vice Presidents and such other officers as it may deem necessary from time to time, with such authority and such duties as may be prescribed by the Board of Directors from time to time. Subject to the provisions of Section 2 and Section 3 of this Article each elected officer shall hold office until the next annual election and until his or her successor is chosen and qualified. Divisional officers, who shall not be officers of the Corporation, may be appointed by the Chief Executive Officer to perform such duties as may be assigned from time to time by the Chief Executive Officer.

                  The same person, whether an officer of the Corporation or a divisional officer, may hold more than one office, so far as permitted by law, except the offices of president and secretary, and exercise and perform the powers and duties thereof.

         Section 2. REMOVAL. Any officer may be removed, either with or without cause, at any time, by resolution adopted by a majority of the Whole Board, at any meeting of the Board of Directors, or by any committee or officer upon whom such power of removal shall have been conferred by resolution adopted by a majority of the Whole Board.

         Section 3. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Chairman of the Board of Directors if he or she is an officer of the Corporation or to the President or to the Secretary or to the Board of Directors. Any such resignation

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shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. VACANCIES. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to such elective office.

         Section 5. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall preside at all shareholders' meetings and meetings of the Board of Directors. He or she shall perform such additional duties and possess such additional powers as from time to time shall be prescribed for him or her by the Board of Directors.

         Section 6. PRESIDENT. The President shall perform such duties and possess such powers as from time to time shall be prescribed for him or her by the Board of Directors. In the absence of the Chairman of the Board of Directors he or she shall perform the duties and possess the powers of the Chairman of the Board of Directors.

         Section 7. CHIEF EXECUTIVE OFFICER. The Board of Directors may from time to time designate either the Chairman of the Board of Directors or the President as the Chief Executive Officer of the Corporation to be in general charge of the business of the Corporation in all its departments. This shall require the affirmative vote of a majority of the Whole Board given at any meeting.

         Section 8. SECRETARY AND ASSISTANT SECRETARY.
The Secretary shall:

                  A. keep the minutes of all meetings of the shareholders and of the Board of Directors, and of any committee of the Board of Directors to which a secretary shall not have been appointed, in books to be kept for the purpose;

                  B. see that all notices are duly given in accordance with these Bylaws or as required by law;

                  C. be custodian of the records (other than financial) and have charge of the seal of the Corporation and see that it is used upon all papers or documents whose execution on behalf of the Corporation under its seal is required by law or duly authorized in accordance with these Bylaws; and

                  D. in general, perform all duties incident to the office of the Secretary, and such other duties as from time to time may be assigned by the Board of Directors or by the Chairman of the Board of Directors if he or she is an officer of the Corporation or by the President or by any committee thereunto authorized.

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                           The Assistant Secretary shall, in the absence of the
Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors or by the Chairman of the Board of Directors if he or she is an officer of the Corporation or by the President or by any committee thereunto authorized.

         Section 9. TREASURER.  The Treasurer shall:

                  A. have charge and custody of, and be responsible for, all funds and securities of the Corporation; and

                  B. in general, perform all the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned by the Board of Directors or by the Chairman of the Board of Directors if he or she is an officer of the Corporation or by the President or by any committee thereunto authorized.

                                    ARTICLE 5

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by the Tennessee Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the

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Tennessee Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

         Section 2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under
Section 1 of this Article is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Tennessee Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Tennessee Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 3. NON-EXCLUSIVITY OF RIGHTS; CONTINUATION OF RIGHTS.
The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Tennessee Business Corporation Act or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder.

         Section 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation,

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

partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Tennessee Business Corporation Act.


                                    ARTICLE 6

                         EXECUTION OF INSTRUMENTS, ETC.

         Section 1. CONTRACTS, ETC., HOW EXECUTED. All contracts and other corporate instruments shall be executed in the name of and in behalf of the Corporation and delivered by the Chairman of the Board of Directors if he or she is an officer of the Corporation, the President, the President of a division of the Corporation, any Vice President or the Treasurer and may be attested by the Secretary, Assistant Secretary or the Vice President-General Counsel unless the Board of Directors shall specifically direct otherwise.

         Section 2. DEPOSITS. Funds of the Corporation may be deposited from time to time to the credit of the Corporation with such depositaries as may be selected by the Board of Directors or by any committee or officer or officers, agent or agents of the Corporation to whom such power may be delegated from time to time by the Board of Directors.

         Section 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, acceptances, or other evidences of indebtedness issued in the name of the Corporation shall be signed by the Vice President-Chief Financial Officer or the Treasurer or such agent or agents of the Corporation as shall be designated from time to time by the Vice President-Chief Financial Officer or the Treasurer. Unless otherwise provided by resolution of the Board of Directors, endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries may be made without counter signature, by the President or any Vice President, or the Treasurer, or by any other officer or agent of the Corporation to whom such power shall have been delegated by the Vice President-Chief Financial Officer or Treasurer and may be made by hand-stamped impression in the name of the Corporation.

                                    ARTICLE 7

                 SHARES AND THEIR TRANSFER; SHAREHOLDER RECORDS

         Section 1. CERTIFICATES OF STOCK. The stock of the Corporation shall be represented by certificates signed by the Chairman of the Board of Directors if he or she is an officer of the Corporation or by the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a Transfer Agent or Assistant Transfer Agent or by a Transfer Clerk and by a Registrar, the signatures of the Chairman of the Board of Directors, President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and of the Transfer Agent, Assistant Transfer Agent, Transfer Clerk and Registrar upon such certificate may be facsimiles, engraved or printed.

         Section 2. TRANSFER OF SHARES. Transfers of shares of the capital stock of the Corporation shall be recorded in the shareholder records of the Corporation when duly assigned by the holder of record of such shares or by his or her attorney thereunto duly authorized, and on surrender of the certificate or certificates, for such shares or pursuant to the abandoned property laws of any state of the United States if the shareholder's share interest shall be properly within the jurisdiction of the state and has been deemed abandoned and subject to custodial retention under the laws of such state.

         Section 3. CLOSING OF TRANSFER BOOKS; RECORD DATE. The Board of Directors may close the stock transfer books for a period not exceeding 60 days preceding the date of any meeting of shareholders or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, in lieu of closing the stock transfer books, as aforesaid the Board of Directors may at its discretion fix in advance a date, not exceeding 60 days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and all persons who are holders of record at such time of the class of stock involved, and no others, shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or allotment of rights or exercise of such rights, as the case may be.

         Section 4. LOST AND DESTROYED CERTIFICATES. The holder of record of any certificate of stock who shall claim that such certificate is lost or destroyed may make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors, the Transfer Agent or the Registrar may require and give a bond, if required to do so, in the form and in such sum as the Board of Directors, the Transfer Agent or the Registrar may direct, sufficient to indemnify the Corporation, the Transfer Agent and the Registrar against any claim that may be made on account of such certificate, whereupon one or more new certificates may be issued of the same tenor and for the same aggregate number of shares as the one alleged to be lost or destroyed.

         Section 5. REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration

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

of certificates of stock; it may appoint one or more transfer agents or registrars of transfers or both, and may require all certificates of stock to bear the signature of either or both.

                                    ARTICLE 8

                                     NOTICE

         Section 1. WAIVER OF NOTICE. No notice of the time, place or purpose of any meeting of shareholders or directors, or of any committee, or any publication thereof, whether prescribed by law, by the Charter or by these Bylaws, need be given to any person who attends such meeting, or who, in writing, executed either before or after the holding thereof, waives such notice, and such attendance or waiver shall be deemed equivalent to notice.

                                    ARTICLE 9

                                  MISCELLANEOUS

         Section 1. FISCAL YEAR. The fiscal year of the Corporation shall end on the Sunday closest to the end of the calendar year.

         Section 2. SEAL. The seal of the Corporation shall be a device, circular in form, containing the name of the Corporation, the figures "1996" and the words, "Corporate Seal" and "Tennessee." The corporate seal may be used in printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression facsimile, or other reproduction of the corporate seal. The Secretary, Assistant Secretary, Vice President-General Counsel or any other person specifically authorized by the Board of Directors, may use the seal of the Corporation in connection with corporate contracts or instruments.

                                   ARTICLE 10

                                   AMENDMENTS

         Section 1. These Bylaws may be amended or repealed by the shareholders at any annual meeting, or at any special meeting if notice of the proposed amendment or new Bylaws is included in the notice of such meeting. These Bylaws may be amended or repealed by the affirmative vote of a majority of the Whole Board given at any meeting, the notice or waiver of notice whereof mentions such amendment or repeal as one of the purposes of such meeting.

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